EXHIBIT 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Frank Litvack, M.D., Chief Executive Officer of Conor Medsystems, Inc. (the “Company”), and Michael Boennighausen, Chief Financial Officer of the Company, each hereby certify that, to the best of his knowledge:

1.	The Company’s Annual Report on Form 10-K for the period ended December 31, 2004, and to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 31st day of March, 2005.

/s/    FRANK LITVACK, M.D.

Frank Litvack, M.D.

Chief Executive Officer

/s/    MICHAEL BOENNIGHAUSEN

Michael Boennighausen

Chief Financial Officer